EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009

Natick, MA (February 10, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the fourth quarter and full year ended December 31, 2009, as well as guidance for net sales and earnings per share (EPS) for the first quarter and full year 2010.

Fourth quarter highlights (sales growth rates are at constant currency):

•
Recorded net sales of $2.079 billion, at the mid-point of the Company’s guidance range, and achieved adjusted EPS of $0.20, at the high end of the Company’s guidance range, reporting a GAAP loss of $0.71 per share

•	Maintained leadership position in the worldwide drug-eluting stent (DES) market with a 39 percent share, including a 46 percent share in the U.S. and a 44 percent share in Japan
•	Increased worldwide Endoscopy sales 10 percent for the quarter, and reached the $1 billion milestone in 2009 worldwide sales
•	Increased worldwide Urology/Gynecology sales eight percent, including 23 percent growth in our Women’s Health business
•	Increased worldwide Neuromodulation sales 18 percent
•	Generated 44 percent of sales from new products
•	Received CE Mark approval and launched the internally developed and manufactured PROMUS® Element™ Everolimus-Eluting Coronary Stent System in Europe
•	Launched the COGNIS® cardiac resynchronization therapy defibrillator (CRT-D) and TELIGEN® implantable cardiac defibrillator (ICD) systems in Japan
•	Issued $2.0 billion of senior notes and prepaid remaining term loan debt maturities
•	Received ratings upgrade to investment grade (BBB-) from Standard & Poor’s
•	Resolved longstanding litigation with settlement of $1.725 billion

“We delivered a quarter in line with expectations, coming in at the middle of our sales range and the high end of our adjusted earnings range,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “Endoscopy, Urology/Gynecology and Neuromodulation posted excellent growth, and we maintained our clear leadership in the global drug-eluting stent market.  In Japan, we have launched COGNIS, TELIGEN and our PROMUS® Everolimus-Eluting Coronary Stent System, three important new products in this key market.  COGNIS and TELIGEN, the smallest and thinnest high-energy devices, are now available worldwide.”

“The litigation settlement announced last week with Johnson & Johnson is part of our ongoing effort across the Company to reduce risk,” said Elliott.  “We have the financial strength and flexibility to meet this obligation with no appreciable impact on our debt covenants and still retain significant liquidity."

Fourth Quarter 2009

Net sales for the fourth quarter of 2009 were $2.079 billion, as compared to net sales of $2.002 billion for the fourth quarter of 2008. Excluding the impact of foreign currency and net sales from divested businesses, net sales were flat with the prior period.

Worldwide Cardiac Rhythm Management (CRM) group net sales for the fourth quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q4 2009	Q4 2008	Q4 2009	Q4 2008	Q4 2009	Q4 2008
ICD systems	$307	$299	$142	$128	$449	$427
Pacemaker systems	82	84	76	60	158	144

	389	383	218	188	607	571
Electrophysiology	29	29	9	8	38	37
Total CRM group	$418	$412	$227	$196	$645	$608

Worldwide coronary stent system net sales for the fourth quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q4 2009	Q4 2008	Q4 2009	Q4 2008	Q4 2009	Q4 2008
Drug-eluting	$205	$231	$206	$198	$411	$429
Bare-metal	12	18	30	29	42	47

Total coronary stent systems	$217	$249	$236	$227	$453	$476

Reported net loss for the fourth quarter of 2009 was $1.075 billion, or $0.71 per share. Reported results included intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items; and amortization expense (after-tax) of $1.379 billion, or $0.91 per share, which consisted of:

•	$2 million, on both a pre-tax and after-tax basis, of intangible asset impairment charges;
•	$3 million ($4 million pre-tax), of purchased research and development charges associated with the acquisition of certain technology rights;
•	$5 million, on both a pre-tax and after-tax basis, of credits associated with certain prior-period divestitures;
•	$28 million ($36 million pre-tax), of restructuring and restructuring-related costs associated with the Company’s Plant Network Optimization program and 2007 Restructuring plan;
•	$1.273 billion ($1.499 billion pre-tax), of litigation-related charges associated with the settlement of patent disputes with Johnson & Johnson;
•	$31 million of income for discrete tax items related to certain tax positions taken in a prior period; and
•	$109 million ($129 million pre-tax), of amortization expense.

Adjusted net income for the fourth quarter of 2009, excluding these net charges, was $304 million, or $0.20 per share.

Reported net loss for the fourth quarter of 2008 was $2.394 billion, or $1.59 per share, which included a $2.613 billion, or $1.74 per share, goodwill write-down. Reported results also included intangible asset impairment charges; acquisition-, divestiture-, restructuring- and litigation-related net charges; discrete tax benefits, and amortization expense (after-tax) of $83 million, or $0.05 per share. Adjusted net income for the fourth quarter of 2008, excluding these net charges, was $302 million, or $0.20 per share.

Full Year 2009

Net sales for the full year 2009 were $8.188 billion, as compared to net sales of $8.050 billion for the full year 2008, which included sales from divested businesses of $69 million. Excluding the impact of foreign currency and net sales from divested businesses, net sales increased four percent over the prior period.

Worldwide CRM group sales for the full year – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	2009	2008	2009	2008	2009	2008
ICD systems	$1,248	$1,140	$544	$541	$1,792	$1,681
Pacemaker systems	346	340	275	265	621	605

	1,594	1,480	819	806	2,413	2,286
Electrophysiology	116	116	33	37	149	153
Total CRM group	$1,710	$1,596	$852	$843	$2,562	$2,439

Worldwide coronary stent system sales for the full year – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	2009	2008	2009	2008	2009	2008
Drug-eluting	$911	$833	$797	$801	$1,708	$1,634
Bare-metal	57	88	114	129	171	217

Total coronary stent systems	$968	$921	$911	$930	$1,879	$1,851

Reported net loss for the full year 2009 was $1.025 billion, or $0.68 per share. Reported results included acquisition-, divestiture-, restructuring- and litigation-related net charges; discrete tax items; and amortization expense (after-tax) of $2.207 billion, or $1.46 per share, which consisted of:

•	$10 million ($12 million pre-tax), of intangible asset impairment charges associated primarily with certain Urology-related intangible assets;
•	$20 million ($21 million pre-tax), of purchased research and development charges associated with the acquisition of certain technology rights;
•	$2 million ($3 million pre-tax), of gains associated with the sale of non-strategic investments;
•	$5 million, on both a pre-tax and after-tax basis, of credits associated with certain prior-period divestitures;
•	$97 million ($130 million pre-tax), of restructuring and restructuring-related costs associated with the Company’s Plant Network Optimization program and 2007 Restructuring plan;
•	$1.771 billion ($2.022 billion pre-tax), of net charges associated with various litigation matters;
•	$106 million of income for discrete tax items related to certain tax positions taken in a prior period; and
•	$422 million ($511 million pre-tax), of amortization expense.

Adjusted net income for the full year 2009, excluding these net charges, was $1.182 billion, or $0.78 per share.

Reported net loss for the full year 2008 was $2.036 billion, or $1.36 per share, which included a $2.613 billion, or $1.74 per share, goodwill write-down. Reported results also included intangible asset impairment charges; acquisition-, divestiture-, restructuring- and litigation-related net credits; discrete tax items, and amortization expense (after-tax) of $622 million, or $0.42 per share. Adjusted net income for the full year 2008, excluding these net charges, was $1.199 billion, or $0.80 per share.

Guidance for First Quarter and Full Year 2010

The Company estimates net sales for the first quarter of 2010 of between $2.000 billion and $2.100 billion. Adjusted earnings, excluding acquisition-related credits, restructuring and restructuring-related costs, and amortization expense, are estimated to range between $0.13 and $0.17 per share. The Company estimates net income on a GAAP basis of between $0.15 and $0.20 per share.

The Company estimates net sales for the full year 2010 of between $8.100 billion and $8.500 billion. Adjusted earnings, excluding acquisition-related credits, restructuring and restructuring-related costs, and amortization expense, are estimated to range between $0.62 and $0.72 per share. The Company estimates net income on a GAAP basis of between $0.37 and $0.49 per share.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Thursday, February 11. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, new product approvals and launches, our market position, acquisitions and divestitures, restructuring activities and litigation matters.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT:

Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2009	2008	2009	2008

Net sales	$2,079	$2,002	$8,188	$8,050
Cost of products sold	710	630	2,576	2,469
Gross profit	1,369	1,372	5,612	5,581

Operating expenses:
Selling, general and administrative expenses	649	663	2,635	2,589
Research and development expenses	257	257	1,035	1,006
Royalty expense	41	59	191	203
Loss on program termination			16
Amortization expense	129	134	511	543
Goodwill impairment charges		2,613		2,613
Other intangible asset impairment charges	2	22	12	177
Purchased research and development	4	22	21	43
Acquisition-related milestone				(250)
Gain on divestitures				(250)
Restructuring charges	19	19	63	78
Litigation-related net charges	1,499		2,022	334
	2,600	3,789	6,506	7,086
Operating loss	(1,231)	(2,417)	(894)	(1,505)

Other income (expense):
Interest expense	(122)	(107)	(407)	(468)
Other, net	6	(2)	(7)	(58)
Loss before income taxes	(1,347)	(2,526)	(1,308)	(2,031)
Income tax (benefit) expense	(272)	(132)	(283)	5
Net loss	$(1,075)	$(2,394)	$(1,025)	$(2,036)

Net loss per common share — basic	$(0.71)	$(1.59)	$(0.68)	$(1.36)
Net loss per common share — assuming dilution	$(0.71)	$(1.59)	$(0.68)	$(1.36)

Weighted-average shares outstanding
Basic	1,510.6	1,501.5	1,507.9	1,498.5
Assuming dilution	1,510.6	1,501.5	1,507.9	1,498.5

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
in millions, except share data	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$864	$1,641
Trade accounts receivable, net	1,375	1,402
Inventories	920	853
Deferred income taxes	572	911
Prepaid expenses and other current assets	330	645
Total current assets	4,061	5,452

Property, plant and equipment, net	1,728	1,728
Goodwill	12,404	12,421
Other intangible assets, net	6,731	7,244
Other long-term assets	253	294
	$25,177	$27,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$2
Accounts payable	212	239
Accrued expenses	2,609	2,612
Other current liabilities	198	380
Total current liabilities	3,022	3,233

Long-term debt	5,915	6,743
Deferred income taxes	1,875	2,262
Other long-term liabilities	2,064	1,727

Commitments and contingencies

Stockholders' equity
Preferred stock, $ .01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $ .01 par value - authorized 2,000,000,000 shares and issued 1,510,753,934 shares as of December 31, 2009 and 1,501,635,679 shares as of December 31, 2008	15	15
Additional paid-in capital	16,086	15,944
Accumulated deficit	(3,757)	(2,732)
Other stockholders' deficit	(43)	(53)
Total stockholders' equity	12,301	13,174
	$25,177	$27,139

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31,						Year Ended December 31,
	2009			2008			2009			2008
in millions, except per share data	Net (loss) income	Impact per diluted share		Net (loss) income	Impact per diluted share		Net (loss) income	Impact per diluted share		Net (loss) income	Impact per diluted share
GAAP results	$(1,075)	$(0.71)		$(2,394)	$(1.59)		$(1,025)	$(0.68)		$(2,036)	$(1.36)
Non-GAAP adjustments:
Goodwill impairment charges				2,613	1.74	*				2,613	1.74
Other intangible asset impairment charges	2	0.00		14	0.00	*	10	0.01		143	0.10
Acquisition-related net charges (credits)	3	0.00		25	0.02	*	20	0.01		(140)	(0.09)
Divestiture-related net gains	(5)	(0.00)					(7)	(0.00)		(131)	(0.09)
Restructuring-related charges	28	0.02		27	0.02	*	97	0.06		100	0.07
Litigation-related net charges	1,273	0.84	*				1,771	1.17	*	238	0.16
Discrete tax items	(31)	(0.02	)*	(109)	(0.07	)*	(106)	(0.07	)*	(27)	(0.02)
Amortization expense	109	0.07	*	126	0.08	*	422	0.28	*	439	0.29
Adjusted results	$304	$0.20		$302	$0.20		$1,182	$0.78		$1,199	$0.80

*
Assumes dilution of 9.8 million shares for the three months ended December 31, 2009; 2.7 million shares for the three months ended December 31, 2008; 8.0 million shares for the year ended December 31, 2009; and 5.8 million shares for the year ended December 31, 2008 for all or a portion of these charges (credits).

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Year Ended
(in millions)	December 31,		December 31,
	2009	2008	2009	2008
Goodwill impairment charges:
Goodwill impairment charges		$2,613		$2,613
Plus: Income tax benefit (a)
Goodwill impairment charges, net of tax		$2,613		$2,613

Other intangible asset impairment charges:
Other intangible asset impairment charges	$2	$22	$12	$177
Plus: Income tax benefit (a)		(8)	(2)	(34)
Other intangible asset impairment charges, net of tax	$2	$14	$10	$143

Acquisition-related net charges (credits):
Acquisition-related milestone				$(250)
Purchased research and development	$4	$22	$21	43
	4	22	21	(207)
Plus: Income tax (benefit) expense (a)	(1)	3	(1)	67
Acquisition-related net charges (credits), net of tax	$3	$25	$20	$(140)

Divestiture-related net (gains) losses:
Gain on divestitures				$(250)
Divestiture-related credits (b)	$(5)		$(5)
Net (gain) loss on sale of investments (b)			(3)	80
	(5)		(8)	(170)
Plus: Income tax expense (a)			1	39
Divestiture-related net (gains) losses, net of tax	$(5)		$(7)	$(131)

Restructuring-related charges:
Restructuring charges	$19	$19	$63	$78
Restructuring-related charges (c)	17	15	67	55
	36	34	130	133
Plus: Income tax benefit (a)	(8)	(7)	(33)	(33)
Restructuring-related charges, net of tax	$28	$27	$97	$100

Litigation-related net charges:
Litigation-related charges	$1,499		$2,082	$334
Litigation-related credits			(60)
	1,499		2,022	334
Plus: Income tax benefit (a)	(226)		(251)	(96)
Litigation-related net charges, net of tax	$1,273		$1,771	$238

Discrete tax items:
Income tax benefit (a)	$(31)	$(109)	$(106)	$(27)

Amortization expense:
Amortization expense	$129	$134	$511	$543
Plus: Income tax benefit (a)	(20)	(8)	(89)	(104)
Amortization expense, net of tax	$109	$126	$422	$439

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to other, net.

(c)
In the fourth quarter of 2009, recorded $14 million to cost of products sold and $3 million to selling, general and administrative expenses. In the fourth quarter of 2008, recorded $6 million to cost of products sold; $7 million to selling, general and administrative expenses; and $2 million to research and development expenses. In 2009, recorded $50 million to cost of products sold; $14 million to selling, general and administrative expenses; and $3 million to research and development expenses. In 2008, recorded $17 million to cost of products sold; $31 million to selling, general and administrative expenses; and $7 million to research and development expenses.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2009	2008	Basis	Basis

United States	$1,145	$1,156	(1)%	(1)%

EMEA	484	451	7%	(3)%
Japan	262	236	11%	4%
Inter-Continental	186	152	23%	7%
International	932	839	11%	1%

Subtotal	2,077	1,995	4%	0%

Divested Businesses	2	7	N/A	N/A

Worldwide	$2,079	$2,002	4%	0%

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2009	2008	Basis	Basis

Cardiac Rhythm Management	$607	$571	6%	3%
Electrophysiology	38	37	2%	0%
Cardiac Rhythm Management Group	645	608	6%	2%

Interventional Cardiology	703	721	(3)%	(7)%
Peripheral Interventions	168	162	4%	(2)%
Cardiovascular Group	871	883	(1)%	(6)%

Neurovascular	89	91	(1)%	(6)%

Endoscopy	269	234	15%	10%
Urology/Gynecology	123	112	10%	8%
Endosurgery Group	392	346	13%	9%

Neuromodulation	80	67	19%	18%

Subtotal	2,077	1,995	4%	0%

Divested Businesses	2	7	N/A	N/A

Worldwide	$2,079	$2,002	4%	0%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2009 Net Sales as compared to Q4 2008
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

United States	$(11)	$(11)

EMEA	33	(13)	$46
Japan	26	9	17
Inter-Continental	34	10	24
International	93	6	87

Subtotal	82	(5)	87

Divested Businesses	(5)	(5)	0

Worldwide	$77	$(10)	$87

	Q4 2009 Net Sales as compared to Q4 2008
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

Cardiac Rhythm Management	$36	$15	$21
Electrophysiology	1	0	1
Cardiac Rhythm Management Group	37	15	22

Interventional Cardiology	(18)	(53)	35
Peripheral Interventions	6	(3)	9
Cardiovascular Group	(12)	(56)	44

Neurovascular	(2)	(6)	4

Endoscopy	35	22	13
Urology/Gynecology	11	8	3
Endosurgery Group	46	30	16

Neuromodulation	13	12	1

Subtotal	82	(5)	87

Divested Businesses	(5)	(5)	0

Worldwide	$77	$(10)	$87

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2009	2008	Basis	Basis

United States	$4,675	$4,487	4%	4%

EMEA	1,837	1,960	(6)%	1%
Japan	988	861	15%	4%
Inter-Continental	677	673	1%	8%
International	3,502	3,494	0%	3%

Subtotal	8,177	7,981	2%	4%

Divested Businesses	11	69	N/A	N/A

Worldwide	$8,188	$8,050	2%	3%

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2009	2008	Basis	Basis

Cardiac Rhythm Management	$2,413	$2,286	6%	7%
Electrophysiology	149	153	(2)%	(1)%
Cardiac Rhythm Management Group	2,562	2,439	5%	7%

Interventional Cardiology	2,859	2,879	(1)%	0%
Peripheral Interventions	661	684	(3)%	(2)%
Cardiovascular Group	3,520	3,563	(1)%	0%

Neurovascular	348	360	(3)%	(2)%

Endoscopy	1,006	943	7%	8%
Urology/Gynecology	456	431	6%	6%
Endosurgery Group	1,462	1,374	6%	7%

Neuromodulation	285	245	17%	17%

Subtotal	8,177	7,981	2%	4%

Divested Businesses	11	69	N/A	N/A

Worldwide	$8,188	$8,050	2%	3%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2009 YTD Net Sales as compared to Q4 2008 YTD
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

United States	$188	$188

EMEA	(123)	11	$(134)
Japan	127	37	90
Inter-Continental	4	52	(48)
International	8	100	(92)

Subtotal	196	288	(92)

Divested Businesses	(58)	(58)	0

Worldwide	$138	$230	$(92)

	Q4 2009 YTD Net Sales as compared to Q4 2008 YTD
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

Cardiac Rhythm Management	$127	$168	$(41)
Electrophysiology	(4)	(3)	(1)
Cardiac Rhythm Management Group	123	165	(42)

Interventional Cardiology	(20)	2	(22)
Peripheral Interventions	(23)	(13)	(10)
Cardiovascular Group	(43)	(11)	(32)

Neurovascular	(12)	(8)	(4)

Endoscopy	63	74	(11)
Urology/Gynecology	25	27	(2)
Endosurgery Group	88	101	(13)

Neuromodulation	40	41	(1)

Subtotal	196	288	(92)

Divested Businesses	(58)	(58)	0

Worldwide	$138	$230	$(92)

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q1 2010 Estimate		Full Year 2010 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.15	$0.20	$0.37	$0.49

Estimated acquisition-related credits	(0.14)	(0.14)	(0.14)	(0.14)
Estimated restructuring-related charges	0.05	0.04	0.12	0.10
Estimated amortization expense	0.07	0.07	0.27	0.27

Adjusted results	$0.13	$0.17	$0.62	$0.72

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months and year ended December 31, 2009 and 2008 and for the forecasted three month period ending March 31, 2010 and full year ending December 31, 2010, as well as reasons for excluding each of these individual items:

•
Goodwill and Other intangible asset impairment charges - These amounts represent non-cash write-downs of certain of the Company’s intangible assets and goodwill. Following the Company’s acquisition of Guidant Corporation in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•	Acquisition-related net charges (credits) - These adjustments consist of purchased research and development and gains resulting from the receipt of acquisition-related milestones. Purchased research and development is a highly variable charge based on the extent and nature of external technology acquisitions during the period. The acquisition-related milestone gain recorded in the first quarter of 2008 and the anticipated gain to be recorded in the first quarter of 2010 represent receipts related to Guidant Corporation’s sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories and are not indicative of future operating results. Management removes the impact of these charges (credits) from the Company's operating results to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related gains and losses – These amounts represent gains and losses, and related tax impacts, that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets were substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring and restructuring-related costs – These adjustments represent primarily severance, employee-related retention incentives, asset write-offs, accelerated depreciation, costs to transfer production lines from one facility to another, and other costs associated with the Company’s Plant Network Optimization program and 2007 Restructuring plan. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Litigation-related charges (credits) –These charges (credits) are attributable to certain patent litigation and other legal matters. These amounts represent significant charges during the first, third, and fourth quarters of 2009, and the third quarter of 2008; and a reduction of previously recorded reserves associated with certain legal matters in the third quarter of 2009. These charges and credits do not reflect expected on-going operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially established in prior periods as a result of acquisitions or as a result of divestiture- and litigation-related charges, or restructuring and restructuring-related costs. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Items such as purchased research and development, gains on acquisition-related milestones and divestiture-related gains and losses reflect economic costs and benefits to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Items such as restructuring and restructuring-related costs, litigation-related charges, and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Amortization expense and goodwill and other intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of goodwill and other intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.